CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 5, 2003 relating to the financial statements and financial highlights, which appears in the October 31, 2003 Annual Report to the Shareholders of Thomas White American Opportunities Fund and Thomas White International Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the captions "Financial Statements", "Independent Auditors" and "Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 25, 2004